As filed with the Securities and Exchange Commission on May 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEALTH NET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6324	95-4288333
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

21650 Oxnard Street

Woodland Hills, California 91367

(818) 676-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Linda V. Tiano, Esq.

21650 Oxnard Street

Woodland Hills, California 91367

(818) 676-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, Of Agent For Service)

With Copy To:

Gregg A. Noel, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, California 90071

(213) 687-5000

Approximate date of commencement of proposed sale to the public:     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities (collectively, “Debt Securities”)	—	—	—	—
Total	—	—	—	—

(1)	Not specified as to each class of securities to be registered, pursuant to General Instruction II.E. of Form S-3.

(2)	In accordance with Rules 456(b) and 457(r), Health Net, Inc. is deferring payment of the registration fee.

PROSPECTUS

Health Net, Inc.

Debt Securities

Health Net, Inc. intends to offer and sell from time to time the debt securities described in this prospectus. We will provide the specific terms of these securities in supplements to this prospectus. Our common stock is listed on the New York Stock Exchange, or NYSE, under the ticker symbol “HNT.”

We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

See “Risk Factors” included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and all amendments to those reports filed or furnished pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, to read about factors you should consider before buying the debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2007.

i

In this prospectus, “Health Net,” “we,” “us,” “our” and similar terms refer to Health Net, Inc. and its subsidiaries, unless otherwise stated or the context requires otherwise. References to the “Company” are to Health Net, Inc.

A BOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

W HERE YOU CAN FIND MORE INFORMATION

We make available free of charge on or through our Internet web site, www.healthnet.com, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the Audit Committee, Compensation Committee, Governance Committee and Finance Committee of our Board of Directors are also available on our Internet web site. We will provide electronic or paper copies free of charge upon request.

We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be examined without charge at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 800-SEC-0330 for further information about the Public Reference Room. These filings also are available on our corporate website, www.healthnet.com. Information contained on our website is not part of this prospectus.

I NFORMATION INCORPORATED BY REFERENCE

Rather than include certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the following documents filed by Health Net, Inc.:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2007;

•	Current Report on Form 8-K dated January 3, 2007 (filed January 3, 2007);

•	Current Report on Form 8-K dated February 23, 2007 (filed February 26, 2007);

•	Current Report on Form 8-K dated February 23, 2007 (filed February 28, 2007); and

•	Current Report on Form 8-K dated March 14, 2007 (filed March 14, 2007).

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus will be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to any such document unless such exhibits are specifically incorporated by reference into the document to which this prospectus refers. You should direct such requests to Health Net, Inc., 21650 Oxnard Street, Woodland Hills, California 91367, Attention: Investor Relations, Tel: (818) 676-6000.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell any debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus or the prospectus supplement, as the case may be.

S PECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act, regarding our business, financial condition and results of operations. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements involve risks and uncertainties. All statements other than statements of historical information provided or incorporated by reference herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate” and “intend” and other similar expressions are intended to identify forward-looking statements. Managed health care companies operate in a highly competitive, constantly changing environment that is significantly influenced by, among other things, aggressive marketing and pricing practices of competitors and regulatory oversight. Factors that could cause our actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, those risks discussed in our other filings from time to time with the SEC.

Any or all forward-looking statements in this prospectus, the documents incorporated by reference herein and in any other public filings or statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many of the factors under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and all amendments to those reports filed or furnished pursuant to Section 13(a) or Section 15(d) of the Exchange Act, will be important in determining future results. These factors should be considered in conjunction with any discussion of operations or results by us or our representatives, including any forward-looking discussion, as well as comments contained in press releases, presentations to securities analysts or investors or other communications by us. You should not place undue reliance on any forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date thereof. Except as may be required by law, we do not undertake to address or update forward-looking statements in future filings or communications regarding our business or operating results, and do not undertake to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications.

H EALTH NET, INC.

We are an integrated managed care organization that delivers managed health care services through health plans and government sponsored managed care plans. We operate and conduct our businesses through subsidiaries of Health Net, Inc., which is among the nation’s largest publicly traded managed health care companies.

Our health plans and government contracts subsidiaries provide health benefits through our health maintenance organizations, or HMOs, insured preferred provider organizations, or PPOs, and point-of-service, or POS, plans through group, individual, Medicare, (including the Medicare prescription drug benefit commonly referred to as “Part D”), Medicaid, TRICARE and Veterans Affairs programs. Our behavioral health services subsidiary, Managed Health Network, provides behavioral health, substance abuse and employee assistance programs. Our subsidiaries also offer managed health care products related to prescription drugs and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs. In addition, we own health and life insurance companies licensed to sell exclusive provider organization, also known as “EPO,” PPO, POS and indemnity products, as well as auxiliary non-health products such as life and accidental death and dismemberment, dental, vision, behavioral health and disability insurance.

Our executive offices are located at 21650 Oxnard Street, Woodland Hills, California 91367, and our Internet web site address is www.healthnet.com. Information contained on our website is not part of this prospectus.

R ISK FACTORS

An investment in our debt securities is subject to certain risks. A description of some of those risks and the uncertainties we face is set forth under the heading “Risk Factors” included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and all amendments to those reports filed or furnished pursuant to Section 13(a) or Section 15(d) of the Exchange Act. You should read these risk factors before you consider buying the debt securities.

U SE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general operational purposes, which may include, but are not limited to, working capital, capital expenditures, the repayment or refinancing of outstanding indebtedness, and the financing of future acquisitions.

D ESCRIPTION OF DEBT SECURITIES

The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

Health Net may issue, from time to time, debt securities, in one or more series, that will consist of either its senior debt, or Senior Debt Securities, its senior subordinated debt, or Senior Subordinated Debt Securities, or its subordinated debt, or Subordinated Debt Securities. The Senior Subordinated Debt Securities and the Subordinated Debt Securities are referred to as the Subordinated Securities in this prospectus. The debt securities we offer will be issued under an indenture between us and The Bank of New York Trust Company, N.A., acting as trustee.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue debt securities as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the aggregate principal amount;

•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•	the place or places where and the manner in which principal, premium, if any, or interest will be payable and the place or places where the debt securities may be presented for transfer and exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

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if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	any provisions for the remarketing of the debt securities;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes all of our obligations under the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of Health Net or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:

•

failure to pay interest for 30 days after the date payment is due and payable; provided that an extension of an interest payment period by Health Net in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform any other covenant or agreement in the debt securities or indenture for a period of 60 days after notice that performance was required;

•

(A) our failure or the failure of any our subsidiaries to pay indebtedness for money we borrowed or any of our subsidiaries borrowed in an aggregate principal amount of at least $50,000,000, at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days after notice or (B) acceleration of the maturity of indebtedness for money we borrowed or any of our subsidiaries borrowed in an aggregate principal amount of at least $50,000,000, if that acceleration results from a default under the instrument giving rise to or securing such indebtedness for money borrowed and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days after notice;

•	events in bankruptcy, insolvency or reorganization of Health Net; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series, and any accrued interest, to be due and payable immediately.

If an Event of Default relating to the performance of other covenants occurs and is continuing, or if any other Event of Default occurs and is continuing involving all of the series of Senior Debt Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Senior Debt Securities may declare the entire principal amount of all of the series of Senior Debt Securities, and any accrued interest, due and payable immediately.

Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing, or if any other Event of Default occurs and is continuing involving all of the series of Subordinated Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Subordinated Securities may declare the entire principal amount of all of the series of Subordinated Securities, and any accrued interest, due and payable immediately.

If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of Senior Debt Securities or Subordinated Securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the Senior Debt Securities or the Subordinated Securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series, and any accrued interest, due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of Health Net occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an Event of Default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested in writing that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for costs, expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by an officer of Health Net, stating whether or not the officer knows of any default or noncompliance by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee; or

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Health Net, the trustee or any other agent of Health Net or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking S.A., or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Discharge, Legal Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or a combination thereof, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

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we irrevocably deposit with the trustee cash or U.S. government obligations or a combination thereof, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series and any mandatory sinking fund payments; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law since the date of the indenture.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;

•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•	impair or affect the right of any holder of the debt securities to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

The indenture contains limitations on the right of the trustee, should it become a creditor of Health Net, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator of Health Net, and no past, present or future stockholder, officer or director of Health Net or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

P LAN OF DISTRIBUTION

Health Net may sell debt securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Health Net from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Health Net will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Health Net to one or more institutional purchasers, or through agents designated by Health Net from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Health Net to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange or the Nasdaq Stock Market. Any underwriters to whom Health Net sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

V ALIDITY OF SECURITIES

The validity of the securities being offered hereby is being passed upon for Health Net by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

E XPERTS

The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting (which is included under Part II, Item 9A in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph referring to the Company’s change in its method of accounting for share-based compensation in 2006, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distributions.

The following table sets forth the expenses to be borne by Health Net, Inc. in connection with the offerings described in this Registration Statement. All expenses, other than the SEC registration fee, are estimates.

Registration fee—Securities and Exchange Commission	$0	†
Printing and engraving expenses	$15,000
Legal fees and expenses	$200,000
Accounting fees and expenses	$50,000
Rating agency fees	$400,000
Trustee’s and registrar’s fees and expenses	$20,000
Miscellaneous	$15,000

Total	$700,000

†	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

ITEM 15.	Indemnification of Directors and Officers.

Both our amended and restated certificate of incorporation and our bylaws require us to indemnify our directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in such capacities as a result of being a party, or being threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, including liabilities under the Securities Act of 1933, as amended, to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. We are also required under both our amended and restated certificate of incorporation and our bylaws to advance, to the maximum extent permitted by law, expenses incurred in connection with any such action, suit or proceeding so long as the director or officer undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified.

Under DGCL section 145, we may indemnify our directors and officers (other than in connection with actions by us or on our behalf) only if he or she:

•	acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests; and

•	in the case of a criminal proceeding (including preliminary), had no reason to believe his or her conduct was unlawful.

We may not indemnify a director or officer for expenses of an action brought by us or on our behalf if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.

We have a duty to indemnify only if the director or officer has met the applicable standard of conduct described above. This is determined by:

•	a majority vote of the disinterested directors; or

•	a majority vote of a committee of disinterested directors designated by a majority vote of the disinterested directors; or

•	if there are no disinterested directors, or if the disinterested directors so direct, independent legal counsel in a written opinion; or

•	the stockholders.

In addition to the indemnification rights described above, our amended and restated certificate of incorporation eliminates, in certain circumstances, our directors’ liability for monetary damages for breach of fiduciary duty as a director. These provisions do not eliminate a director’s liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL, which relates to the declaration of dividends and purchase or redemption of shares in violation of this law; or

•	for any transaction from which the director derived an improper personal benefit.

In addition, we have entered into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements insure our officers and directors against certain liabilities, including liabilities under the securities laws. The indemnification agreements indemnify and advance expenses to our directors and officers to the fullest extent permitted by the DGCL.

ITEM 16.	Exhibits.

Exhibit	Description
1*	Form of Underwriting Agreement
3.1	Sixth Amended and Restated Certificate of Incorporation of Health Net, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2006 and incorporated herein by reference).
3.2	Ninth Amended and Restated Bylaws of Health Net, Inc. (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).
3.3	Amendment Number One to Ninth Amended and Restated Bylaws of Health Net, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2005 and incorporated herein by reference).
4**	Form of Indenture
5**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12**	Statement of computation of ratio of earnings to fixed charges.
23.1**	Consent of Deloitte & Touche LLP, dated May 12, 2007.
23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5)
24**	Power of Attorney (included on the signature pages to this registration statement).
25**	Statement of Eligibility of Trustee under the Indenture

*	To be filed by amendment or in a Current Report on Form 8-K, if applicable.

**	Filed herewith.

ITEM 17.	Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(C)	The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(D)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in “Item 15—Indemnification of Directors and Officers” above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Health Net, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woodland Hills, state of California, on May 8, 2007.

HEALTH NET, INC

By:	/s/ LINDA V. TIANO
Name:	Linda V. Tiano
Title:	Senior Vice President, General
Counsel and Secretary

S-1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jay M. Gellert, James E. Woys, Bret A. Morris and Linda V. Tiano, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 8th day of May, 2007.

Signature	Title
/s/ JAY M. GELLERT	President and Chief Executive Officer
Jay M. Gellert	and Director (Principal Executive Officer)

/s/ JAMES E. WOYS	Interim Chief Financial Officer
James E. Woys	(Principal Financial Officer)

/s/ BRET A. MORRIS	Senior Vice President and Corporate
Bret A. Morris	Controller (Principal Accounting Officer)

/s/ THEODORE F. CRAVER, JR.	Director
Theodore F. Craver, Jr.

/s/ VICKI B. ESCARRA	Director
Vicki B. Escarra

/s/ THOMAS T. FARLEY	Director
Thomas T. Farley

/s/ GALE S. FITZGERALD	Director
Gale S. Fitzgerald

/s/ PATRICK FOLEY	Director
Patrick Foley

/s/ ROGER F. GREAVES	Director
Roger F. Greaves

/s/ BRUCE G. WILLISON	Director
Bruce G. Willison

/s/ FREDERICK C. YEAGER	Director
Frederick C. Yeager

S-2

EXHIBIT INDEX

Exhibit	Description
1*	Form of Underwriting Agreement

3.1	Sixth Amended and Restated Certificate of Incorporation of Health Net, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2006 and incorporated herein by reference).

3.2	Ninth Amended and Restated Bylaws of Health Net, Inc. (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

3.3	Amendment Number One to Ninth Amended and Restated Bylaws of Health Net, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2005 and incorporated herein by reference).

4**	Form of Indenture

5**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12**	Statement of computation of ratio of earnings to fixed charges.

23.1**	Consent of Deloitte & Touche LLP, dated May 12, 2007.

23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5)

24**	Power of Attorney (included on the signature pages to this registration statement).

25**	Statement of Eligibility of Trustee under the Indenture

*	To be filed by amendment or in a Current Report on Form 8-K, if applicable.

**	Filed herewith.